Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of November 1, 2021 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Fluence Energy, Inc., a Delaware corporation (the “Corporation”), and the other person named as parties therein.

By executing and delivering this Joinder to the Corporation, and upon acceptance hereof by the Corporation upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Class A Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein. The Corporation is directed to add the address below the undersigned’s signature on this Joinder to the Schedule of Holders attached to the Registration Rights Agreement.

[Signature Pages Follow]

Accordingly, the undersigned has executed and delivered this Joinder as of the day of September 29, 2022.

                            Siemens Pension – Trust e.V.

                             /s/ Peter Rathgeb
                            By: Peter Rathgeb
                            Title: Director

/s/ Heiko Fischer
                            By: Heiko Fischer
                            Title: Director

Agreed and Accepted as of September 29, 2022

Fluence Energy, Inc.

By: /s/ Frank Fuselier
Name: Frank Fuselier
Its: SVP, General Counsel and Secretary

[Signature Page to Registration Rights Agreement Joinder (SPT)]